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                                                                     EXHIBIT 5.1

                               September 16, 1999

Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas  77098

         Re:    Veritas DGC Inc. -- Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 2,673,556 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable on exchange of the class A exchangeable shares, series 1 of Veritas Energy Services Inc., an Alberta corporation, as described in the Registration Statement.

         We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as described in the Registration Statement, be validly issued, fully paid and nonassessable outstanding shares of the Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement and further consents to all references to this Firm in Registration Statement.

                                Very truly yours,


                                /s/ PORTER & HEDGES, L.L.P.

                                PORTER & HEDGES, L.L.P.